Exhibit 10.22

TERM LOAN AGREEMENT
by and between
ARC TSKCYMO001, LLC,
a Delaware limited liability company
as Borrower,
and
BANK OF AMERICA, N.A.,
a national banking association,
as Lender,
with respect to
Tiffany Springs Market Center
Kansas City, Missouri

Table of Contents
Article I    General Information    1
Section 1.1    Conditions to Closing    1
Section 1.2    Schedules    1
Section 1.3    Defined Terms    1
Article II    Terms of the Loan    1
Section 2.1    The Loan    1
Section 2.2    Initial Advance    1
Section 2.3    Holdback for Tenant Improvements and Leasing Commissions    1
Section 2.4    Automatic Deduction    2
Section 2.5    Liability of Lender    2
Section 2.6    Release    2
Article III    Representations and Warranties    3
Section 3.1    Organization, Power and Authority of Borrower; Loan Documents    3
Section 3.2    Other Documents; Laws    3
Section 3.3    Taxes    3
Section 3.4    Legal Actions    3
Section 3.5    Nature of Loan    3
Section 3.6    Trade Names    4
Section 3.7    Financial Statements    4
Section 3.8    No Material Adverse Change    4
Section 3.9    ERISA and Prohibited Transactions    4
Section 3.10    Compliance with Laws and Zoning and Other Requirements; Encroachments    4
Section 3.11    Certificates of Occupancy    5
Section 3.12    Utilities; Roads; Access    5
Section 3.13    Other Liens    5
Section 3.14    No Defaults    5
Section 3.15    Affirmation of Representations and Warranties; Draw Requests    5
Article IV    Affirmative Covenants and Agreements    5
Section 4.1    Compliance with Laws; Use of Proceeds    6
Section 4.2    Inspections; Cooperation    6
Section 4.3    Payment and Performance of Contractual Obligations    6
Section 4.4    Insurance    6
Section 4.5    Adjustment of Condemnation and Insurance Claims    8
Section 4.6    Utilization of Net Proceeds    8
Section 4.7    Management    9
Section 4.8    Books and Records; Financial Statements; Tax Returns    10
Section 4.9    Estoppel Certificates    11
Section 4.10    Taxes; Tax Receipts    11

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Section 4.11    Lender’s Rights to Pay and Perform    11
Section 4.12    Reimbursement; Interest    11
Section 4.13    Notification by Borrower    11
Section 4.14    Release and Indemnification by Borrower    11
Section 4.15    Fees and Expenses    12
Section 4.16    Appraisals    12
Section 4.17    Leasing and Tenant Matters    13
Section 4.18    Preservation of Rights    13
Section 4.19    Income from Property; Distributions    13
Section 4.20    Representations and Warranties    13
Section 4.21    Deposit Accounts; Principal Depository    13
Section 4.22    Reserve Deposits    14
Section 4.23    INTENTIONALLY DELETED    14
Section 4.24    Swap Contracts    14
Section 4.25    Notice to Lender    14
Section 4.26    Intentionally Deleted    14
Section 4.27    Intentionally Deleted    14
Section 4.28    Lender’s Rights    14
Section 4.29    Financial Covenants    14
Article V    Negative Covenants.    15
Section 5.1    Conditional Sales    15
Section 5.2    Insurance Policies and Bonds    15
Section 5.3    Additional Debt    15
Section 5.4    Intentionally Omitted    15
Section 5.5    Commingling; Transfers of Ownership of Borrower    15
Article VI    Events of Default    16
Section 6.1    Payment Default    16
Section 6.2    Default Under Other Loan Documents    16
Section 6.3    Accuracy of Information; Representations and Warranties    16
Section 6.4    Deposits    16
Section 6.5    Insurance Obligations    16
Section 6.6    Other Obligations    16
Section 6.7    Damage to Improvements    17
Section 6.8    Intentionally Deleted    17
Section 6.9    Mechanic’s Lien    17
Section 6.10    Bankruptcy    17
Section 6.11    Appointment of Receiver, Trustee, Liquidator    17
Section 6.12    Intentionally Deleted    17
Section 6.13    Judgment    17
Section 6.14    Dissolution; Change in Business Status    17
Section 6.15    Default Under Other Indebtedness    18
Section 6.16    Intentionally Deleted    18
Section 6.17    Change in Controlling Interest    18
Section 6.18    Material Adverse Effect    18

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Section 6.19    Default Under Major Lease    18
Section 6.20    Financial Covenants    18
Article VII    Remedies on Event of Default    18
Section 7.1    Remedies on Event of Default    18
Section 7.2    No Release or Waiver; Remedies Cumulative and Concurrent    20
Article VIII    Miscellaneous.    20
Section 8.1    Further Assurances; Authorization to File Documents    20
Section 8.2    No Warranty by Lender    21
Section 8.3    Standard of Conduct of Lender    21
Section 8.4    No Partnership    21
Section 8.5    Severability    21
Section 8.6    Authorized Signers    21
Section 8.7    Notices    21
Section 8.8    Permitted Successors and Assigns; Disclosure of Information    23
Section 8.9    Modification; Waiver    23
Section 8.10    Third Parties; Benefit    24
Section 8.11    Rules of Construction    24
Section 8.12    Counterparts    24
Section 8.13    Publicity    24
Section 8.14    Governing Law    24
Section 8.15    Time of Essence    25
Section 8.16    Electronic Communications    25
Section 8.17    Forum    25
Section 8.18    WAIVER OF JURY TRIAL    26
Section 8.19    USA Patriot Act Notice    26
Section 8.20    Entire Agreement    27

Schedules to Term Loan Agreement

Schedule 1    Definitions
Schedule 2    Tenant Improvements and Leasing Commissions
Schedule 2A    Budget for Tenant Improvements and Leasing Commissions
Schedule 3    Form of Draw Request
Schedule 4    Leasing and Tenant Matters
Schedule 5    Loan Reserves
Schedule 6    Form of Compliance Certificate
Schedule 7    Swap Contracts
Schedule 8    Release Prices
Schedule 9    Minimum Rent

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TERM LOAN AGREEMENT
This TERM LOAN AGREEMENT (this “Agreement”) is made as of the 26th day of September, 2013 by and between ARC TSKCYMO001, LLC, a Delaware limited liability company (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).
Recitals
Borrower has applied to Lender for a loan for the purpose of acquiring the real property and improvements as security for the loan. Lender has agreed to make the loan on the terms and conditions set forth in this Agreement and in the other documents evidencing and securing the loan.
Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) paid by each party to the other, receipt of which is hereby acknowledged, the parties covenant and agree as follows:
Agreements
Article I
General Information

Section 1.1    Conditions to Closing

The conditions precedent to closing the Loan and recording the Deed of Trust are set forth in the Closing Checklist.
Section 1.2    Schedules
The Schedules attached to this Agreement are incorporated herein and made a part hereof.
Section 1.3    Defined Terms
Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble hereto and in Schedule 1.

Article II
Terms of the Loan

Section 2.1    The Loan

Borrower agrees to borrow the Loan from Lender, and Lender agrees to lend the Loan to Borrower, subject to the terms and conditions herein set forth, in an amount not to exceed the Loan Amount. Interest shall accrue and be payable in arrears only on sums advanced hereunder for the period of time outstanding. The Loan is not a revolving loan; amounts repaid may not be re-borrowed.

Section 2.2    Initial Advance

At closing, Lender shall advance Loan proceeds in the amounts, and to the parties, specified in the closing statement agreed upon between Borrower and Lender.

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Section 2.3    Holdback for Tenant Improvements and Leasing Commissions
At closing, Lender will establish the TILC Holdback. Lender will advance the TILC Holdback funds in accordance with the terms and conditions of Schedule 2 to reimburse Borrower for costs and expenses incurred by Borrower for Tenant Improvements and Leasing Commissions.
Section 2.4    Automatic Deduction
(a)    Throughout the term of the Loan, Borrower shall maintain the Checking Account in good standing with Lender. Borrower hereby grants to Lender a security interest in the Checking Account, and any other accounts and deposit accounts from which Borrower may from time to time authorize Lender to debit payments due on the Loan, for the purpose of securing the Obligations.
(b)    Borrower agrees that regularly-scheduled monthly payments on the Note will be deducted automatically on their due dates from the Checking Account. Lender shall, and is hereby authorized to apply the amounts so debited to Borrower’s obligations under the Loan. Notwithstanding the foregoing, Lender will not automatically deduct the principal payment at maturity from the Checking Account, or deduct Prepaid Principal (as defined in the Note) without the prior written consent of Borrower.
(c)    Lender will debit the Checking Account on the dates the regularly-scheduled monthly payments become due. If a due date does not fall on a Banking Day, Lender will debit the Checking Account on the first Banking Day following the due date.
(d)    Borrower shall maintain sufficient funds in the Checking Account on the dates Lender enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account on the date Lender enters any debit authorized by this Agreement, without limiting Lender’s other remedies in such an event, the debit will be reversed in whole or in part, in Lender’s sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be due and payable in accordance with the terms of the Note, and subject to any grace period set forth therein.
Section 2.5    Liability of Lender
Lender shall in no event be responsible or liable to any Person other than Borrower for the disbursement of or failure to disburse the Loan proceeds or any part thereof and no Person other than Borrower shall have any right or claim against Lender under this Agreement or the other Loan Documents as a result of any disbursement or failure to disburse.
Section 2.6    Release
Borrower shall be entitled to obtain a release of the liens created by the Deed of Trust on one or more pad sites at the Property and the Improvements related thereto, as depicted on the Survey (the “Proposed Release Parcel”), and upon the following terms and conditions:
(a)    The Proposed Release Parcel is a lawfully-created separate tax parcel, and Lender has approved in its reasonable discretion any declarations or cross-easements requested of Borrower in connection with such release;
(b)    No Event of Default has occurred and has not been waived by Lender at the time of such request, or will result after giving effect to the release; and

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(c)    Borrower shall pay the applicable Release Price.
Concurrent with receipt of the Release Payment and subject to compliance by Borrower with this section, Lender shall release all liens and security interests created by the Loan Documents covering the applicable Proposed Release Parcel.  After such release, Lender shall terminate or authorize Borrower to terminate of record any UCC financing statements relating thereto.  Borrower shall be required to pay all expenses of Lender and its reasonable fees of outside counsel in connection with any such release.
Article IIIRepresentations and Warranties

Borrower represents and warrants to Lender that:
Section 3.1    Organization, Power and Authority of Borrower; Loan Documents
Borrower (a) is a limited liability company duly organized, existing and in good standing under the Laws of the state in which it is organized and is duly qualified to do business and in good standing in the state in which the Land is located (if different from the state of its formation), and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower. The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by principles of equity, Laws relating to bankruptcy and insolvency and those generally affecting the enforcement of creditors’ rights.
Section 3.2    Other Documents; Laws
The execution and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower, or to Borrower’s current, actual knowledge, any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and such execution and performance of the Loan Documents do not and will not violate or contravene any Law to which Borrower is subject.
Section 3.3    Taxes
To the extent required by Laws, Borrower has filed all federal, state, county and municipal Tax returns required to have been filed by Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by Borrower.
Section 3.4    Legal Actions
There are no Claims or investigations by or before any court or Governmental Authority, pending, or to Borrower’s current, actual knowledge, threatened against or affecting Borrower, Borrower’s business or the Property which have not been disclosed in writing to Lender. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting Borrower or the Property.

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Section 3.5    Nature of Loan
Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.
Section 3.6    Trade Names
Borrower conducts its business solely under the name set forth in the Preamble to this Agreement and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing.
Section 3.7    Financial Statements
The financial statements heretofore delivered for Borrower and Guarantor to Lender are true and correct in all material respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.
Section 3.8    No Material Adverse Change
No material adverse change has occurred in the financial conditions reflected in the financial statements of Borrower or Guarantor since the respective dates of such statements, and no material additional liabilities have been incurred by Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.
Section 3.9    ERISA and Prohibited Transactions
As of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Deed of Trust or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time request.
Section 3.10    Compliance with Laws and Zoning and Other Requirements; Encroachments
To Borrower’s current, actual knowledge, Borrower is in compliance with the requirements of all applicable Laws. To Borrower’s current, actual knowledge, and except as disclosed by any environmental report, physical condition report, zoning report, or estoppel certificate delivered to Lender prior to the date hereof, (a) the use of the Property complies with applicable zoning ordinances, regulations, deed restrictions and restrictive covenants affecting the Land, (b) all use and other requirements of any Governmental Authority having jurisdiction over the Property have been satisfied, and (c) no violation of any Law exists with respect to the Property.
To Borrower’s current, actual knowledge, and except as disclosed on the Survey, any zoning report, or in any estoppel certificates delivered to Lender prior to the date hereof, the Improvements (i) are constructed entirely on the Land and do not encroach upon any easement or right-of-way, or upon the land of others, and (ii) comply with all

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applicable building restriction lines and set-backs, however established, and are in strict compliance with all applicable use or other restrictions and the provisions of all applicable agreements, declarations and covenants and all applicable zoning and subdivision ordinances and regulations.
Section 3.11    Certificates of Occupancy
To Borrower’s current, actual knowledge, all certificates of occupancy and other permits and licenses necessary or required in connection with the use and occupancy of the Improvements have been validly issued.
Section 3.12    Utilities; Roads; Access
All utility services necessary for the operation of the Improvements for their intended purposes have been fully installed, including telephone service, cable television, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication, and the capacity to send and receive wireless communication.
All roads and other accesses necessary to serve the Land and Improvements have been completed, are serviceable in all weather and where required by the appropriate Governmental Authority, have been dedicated to and formally accepted by such Governmental Authority.
Section 3.13    Other Liens
Excepting contracts and agreements provided to Lender prior to the date hereof, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property. Prior to the recordation of the Deed of Trust, Borrower has not caused any work of any kind (including destruction or removal of any existing improvements, site work, clearing, grading, grubbing, draining or fencing of the Land) to be commenced or performed on the Land, and has not contracted for the supplying of labor, materials, or services for the design or construction of the Improvements, which could cause a mechanic's or materialman's lien or similar lien to achieve priority over the Deed of Trust or the rights of Lender thereunder.
Section 3.14    No Defaults
There is no Default or Event of Default under any of the Loan Documents, and, to Borrower’s current, actual knowledge, there is no default or event of default under any material contract, agreement or other document related to the construction or operation of the Improvements which would have a Material Adverse Effect.
Section 3.15    Affirmation of Representations and Warranties; Draw Requests
Each draw request or other request for an advance hereunder and each receipt of the funds requested thereby shall constitute an affirmation that: (a) no uncured Default or Event of Default has occurred hereunder; and (b) the foregoing representations and warranties of Borrower are true and correct as of the date of the draw request or other request for an advance and, unless Lender is notified to the contrary prior to the disbursement of the advance requested, will be so on the date of the disbursement.

Article IV
Affirmative Covenants and Agreements

Borrower covenants as of the date hereof and until such time as all Obligations shall be indefeasibly paid and performed in full, that:

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Section 4.1    Compliance with Laws; Use of Proceeds
Borrower and the Property shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting Borrower or the Property. Borrower shall use all proceeds of the Loan for the purposes contemplated herein and which are not in contravention of any Law or any Loan Document.
Section 4.2    Inspections; Cooperation
Subject to the rights of other parties under Leases, Borrower shall permit representatives of Lender to enter upon the Land, to inspect the Improvements and any and all materials to be used in connection with any construction at the Property, including any construction of tenant improvements, to examine all detailed plans and shop drawings and similar materials as well as all books and records of Borrower (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of Borrower. Borrower shall at all times cooperate and cause each and every one of its contractors, subcontractors and material suppliers to cooperate with the representatives of Lender in connection with or in aid of the performance of Lender’s functions under this Agreement. Except in the event of an emergency, Lender shall give Borrower at least twenty-four (24) hours’ notice by telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section, shall cause such entry to be made only during ordinary business hours (or such other mutually agreeable time) and subject to the rights of other parties under the Leases.
Section 4.3    Payment and Performance of Contractual Obligations
Borrower shall perform in a timely manner all of its obligations under any and all contracts and agreements related to any construction activities at the Property or the maintenance or operation of the Improvements, and Borrower will pay when due all bills for services or labor performed and materials supplied in connection with such construction, maintenance and/or operation. Within thirty (30) days after receipt of written notice of the filing of any mechanic’s lien or other lien or encumbrance against the Property other than Permitted Encumbrances, Borrower will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law or, at Borrower’s option, otherwise protect against losses relating to same in a manner satisfactory to Beneficiary. So long as Lender’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, Borrower shall have the right to contest in good faith any claim, lien or encumbrance, provided that Borrower does so diligently and without prejudice to Lender or material delay in completing construction of any tenant improvements.
Section 4.4    Insurance
Borrower shall maintain the following insurance at its sole cost and expense:
(d)    Insurance against Casualty to the Property under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Such insurance shall name Lender as mortgagee and loss payee. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Property on a replacement cost basis, with a deductible amount, if any, satisfactory to Lender. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the Property, including tenant improvements (excluding excavation costs and costs of underground flues, pipes, drains and other uninsurable items).

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(e)    Commercial general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured.
(f)    Workers’ compensation insurance for all employees of Borrower in such amount as is required by Law and including employer’s liability insurance, if required by Lender.
(g)    During any period of construction of tenant improvements, Borrower shall maintain, or cause others to maintain, such insurance as may be required by Lender of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of materials stored at or upon the Property. During any period of other construction upon the Property, Borrower shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the Property.
(h)    If at any time any portion of any structure on the Property is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy on the structure and Borrower owned contents in form and amount acceptable to Lender but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.
(i)    Loss of rental value insurance and business interruption insurance in an amount equal to twelve (12) months of the projected gross income of the Property.
(j)    Such other and further insurance as may be required from time to time by Lender in order to comply with regular requirements and practices of Lender in similar transactions including, if required by Lender, boiler and machinery insurance, pollution liability insurance, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Lender from time to time.
Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-VIII or better and are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with Borrower, (iii) shall provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall promptly pay all premiums when due on such insurance and, not less fifteen (15) days prior to the expiration dates of each such policy, Borrower will deliver to Lender acceptable evidence of insurance, such as certificates of insurance marked “premium paid” or other evidence satisfactory to Lender reflecting that all required insurance is current and in force. Borrower will immediately give Notice to Lender of any cancellation of, or change in, any insurance policy. Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Lender’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions.

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TEXAS FINANCE CODE §307.052 COLLATERAL PROTECTION INSURANCE NOTICE. BORROWER IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT EQUAL TO THE FULL REPLACEMENT COST OF THE PROPERTY; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF LOSS. BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS. IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN THE FIRST TWO SENTENCES OF THIS PARAGRAPH, LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER'S EXPENSE.
Section 4.5    Adjustment of Condemnation and Insurance Claims
Borrower shall give prompt Notice to Lender of any Casualty or Borrower’s receipt of written notice of any Condemnation or threatened Condemnation. Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or Borrower’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith; provided, that, Lender shall provide Borrower Notice of its intent to so act so long as not Event of Default has occurred which has not been waived by Lender. In such case, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom any and all of its Expenses. However, so long as no Event of Default has occurred and has not been waived by Lender, and Borrower is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Condemnation Award or Insurance Proceeds, the Property shall have been sold pursuant to the provisions of the Deed of Trust, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Deed of Trust shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to Borrower, Borrower shall receive the same in trust for Lender. Within ten (10) days after Borrower’s receipt of any Condemnation Awards or Insurance Proceeds, Borrower shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Borrower agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds. Notwithstanding the foregoing, Borrower shall have the right, without the consent of Lender, to settle and/or compromise any Claims relating to a Condemnation or Casualty, the value of which is $1,000,000 or less and so long as no Event of Default or Trigger Period has occurred.
Section 4.6    Utilization of Net Proceeds
(a)    Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the Property; provided, that, except during an Event of Default or Trigger Period, if the Net Proceeds are less than $1,000,000, the net proceeds shall be utilized for the restoration of the Property unless Borrower agrees to apply same to the Obligations. Otherwise, Net Proceeds may be utilized for the restoration of the Property only if no Event of Default shall then exist and only if in the reasonable judgment of Lender (i) there has been no material adverse change in the financial viability of the Improvements (as may be restored after such Casualty or Condemnation), (ii) the Net Proceeds, together with other funds deposited with Lender for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications approved by Lender, not to be unreasonably withheld, conditioned

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or delayed, (iii) the restoration can be completed prior to the final maturity of the Loan and prior to the date required by any permanent loan commitment or any purchase and sale agreement or by any Lease affecting more than 10,000 square feet, and (iv) following restoration, the Property will have a loan-to-value ratio no higher than that existing immediately prior to such Casualty or Condemnation, based on a new “as-is” appraisal adjusted by Lender to include the projected net operating income from the to-be-restored portion of the Property. Otherwise, Net Proceeds shall be utilized for payment of the Obligations.
(b)    If Net Proceeds are to be utilized for the restoration of the Property, the Net Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in a Borrower’s Deposit Account, which shall be an interest-bearing account, with all accrued interest to become part of Borrower’s deposit. Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Borrower’s Deposit Account for federal and applicable state and local tax purposes. Subject to the obligations of Lender to disburse Net Proceeds under subsection (a) above and this subsection (b), Lender shall have the exclusive right to manage and control all funds in the Borrower’s Deposit Account, but Lender shall have no fiduciary duty with respect to such funds. Prior to the advance by Lender of any funds so deposited and the commencement of such restoration, Borrower shall take all steps necessary to avoid the imposition of any mechanics’ liens on the Property or the Improvements. Thereafter, Lender will advance the deposited funds from time to time to Borrower for the payment of costs of restoration of the Property upon presentation of evidence acceptable to Lender that such restoration has been completed satisfactorily and lien-free. If at any time Lender reasonably determines that there is a deficiency in the funds available in the Borrower’s Deposit Account to complete the restoration as contemplated, then Borrower will promptly deposit in the Borrower’s Deposit Account additional funds equal to the amount of the deficiency. Any account fees and charges may be deducted from the balance, if any, in the Borrower’s Deposit Account. Borrower grants to Lender a security interest in the Borrower’s Deposit Account and all funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrower’s Deposit Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender. Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact with full power of substitution to open the Borrower’s Deposit Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section 4.6. To the extent permitted by Law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.
Section 4.7    Management
Borrower at all times shall provide for the competent and responsible management and operation of the Property. At all times, Borrower shall cause the Property to be managed by an Approved Manager. All management contracts affecting the Property shall be terminable upon thirty (30) days’ written notice without penalty or charge (except for unpaid accrued management fees and costs thereunder). Any management contract or other contracts affecting the Property, which other contracts are for amounts in excess of $100,000.00, must be approved in writing by Lender (such approval not to be unreasonably withheld, conditioned or delayed) prior to the execution of the same. In the event that Lender fails to respond to Borrower’s initial written request for approval of a new Manager or any contract for which Borrower requests Lender’s approval within ten (10) Banking Days after Lender’s receipt thereof, Borrower shall resubmit such request, with the notation “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN TEN (10) BANKING DAYS AFTER LENDER’S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER” prominently displayed in bold, all caps and fourteen (14) point or larger font. If Lender does not approve or reject the proposed new Manager within ten (10) Banking Days after Lender’s receipt of the resubmitted written request, Lender shall be deemed to have approved such Manager.

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Section 4.8    Books and Records; Financial Statements; Tax Returns
Borrower shall provide or cause to be provided to Lender all of the following:
(a)    For Borrower, a balance sheet and an income statement, for each fiscal year of such reporting party, within one-hundred twenty (120) days after the close of such fiscal year.
(b)    For Guarantor, (i) annual financial statements comprised of a balance sheet, an income statement, and disclose contingent liabilities in the notes to the financial statements for each fiscal year of such reporting party, within one-hundred twenty (120) days after the end of each fiscal year of such reporting party, and (ii) balance sheets and income statements for each fiscal quarter ending of March 31, June 30, and September 30 of such reporting party, within sixty (60) days after the close of such fiscal quarters.
(c)    Prior to the beginning of each calendar year, a capital and operating budget for the Property.
(d)    For each quarter (and for the fiscal year through the end of that quarter), and, during a Trigger Period, for each month, (i) property operating statements which include all income and expenses in connection with the Property, and (ii) rent rolls, including in each case a comparison to the budget, within sixty (60) days after the end of each such quarter, and, during a Trigger Period, thirty (30) days after the end of each month, certified in writing as true and correct by a representative of Borrower satisfactory to Lender or an officer of Borrower or Managing Member. Items provided under this paragraph shall be in form and detail reasonably satisfactory to Lender.
(e)    Within sixty (60) days after the end of each fiscal quarter of Borrower, Borrower shall submit a Compliance Certificate evidencing compliance with the covenants set forth in Section 4.29 of this Agreement. During any Trigger Period, Borrower shall submit a statement of Excess Cash Flow within thirty (30) days of the end of each month.
(f)    From time to time promptly after Lender’s request, such additional information, reports and statements respecting the Property and the Improvements, or the business operations and financial condition of each reporting party, as Lender may reasonably request.
Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. All financial statements shall be in form and detail reasonably satisfactory to Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form acceptable to Lender to certify that the financial statements are furnished to Lender in connection with the extension of credit by Lender and constitute a true and correct statement of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to Lender, or an officer of Borrower or Managing Member for certifications with respect to Borrower, or an officer of Guarantor for certifications by Guarantor. All fiscal year-end financial statements of Borrower and quarterly financial statements of Guarantor may be prepared by the reporting party. All fiscal year-end financial statements of Guarantor shall be audited and certified, without any qualification or exception not acceptable to Lender, by independent certified public accountants reasonably acceptable to Lender (it being acknowledged and agreed that the firms of Grant Thornton LLP and WeizerMazars LLP shall be deemed acceptable to Lender), and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation. Additionally, Borrower will provide Lender at Borrower’s expense with all evidence that Lender may from time to time reasonably request as to compliance with all provisions of the Loan Documents. Borrower shall promptly notify Lender of any event or condition known to Borrower that, to Borrower’s current, actual knowledge, is that could reasonably be expected to cause a Material Adverse Effect in the financial condition of Borrower or Guarantor.

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Section 4.9    Estoppel Certificates
Within ten (10) days after any written request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, but not more than one (1) time per calendar year (unless an Event of Default has occurred and has not been waived in writing by Lender), Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.
Section 4.10    Taxes; Tax Receipts
Borrower shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Deed of Trust. So long as Borrower complies with the terms of Schedule 5 of this Agreement, Lender shall advance funds that have been deposited for Taxes as provided in Schedule 5 of this Agreement. If Borrower fails, following written demand from Lender, to provide Lender the tax receipts as and when required under the Deed of Trust, without limiting any other remedies available to Lender, Lender may, at Borrower’s sole expense, obtain and enter into a tax services contract with respect to the Property with a tax reporting agency satisfactory to Lender.
Section 4.11    Lender’s Rights to Pay and Perform
If, after any required notice, Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Lender, without Notice to or demand upon Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower. Subject to the limitations on entry set forth in Section 4.2, Lender may enter upon the Property for that purpose and take all action thereon as Lender considers necessary or appropriate.
Section 4.12    Reimbursement; Interest
If Lender shall incur any Expenses or pay any Claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower against such Claims), Lender’s payment of such Expenses and Claims shall constitute advances to Borrower which shall be paid by Borrower to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note. Each advance shall be secured by the Deed of Trust and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Deed of Trust or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section.
Section 4.13    Notification by Borrower
Borrower will promptly give Notice to Lender of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents. Borrower will also promptly give Notice to Lender of any claim of a default by Borrower, or any claim by Borrower of a default by any other party, under any property management contract or any Lease.

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Section 4.14    Release and Indemnification by Borrower
Borrower agrees to release, indemnify the Indemnified Parties and to hold the Indemnified Parties harmless from and against, and to defend the Indemnified Parties by counsel approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed) from and against, any and all Claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including any Claim arising out of or resulting from (a) any construction activity at the Property, including any defective workmanship or materials; (b) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to the Property, including any agreement with a broker or “finder” in connection with the Loan or other financing of the Property; (c) any failure by Borrower to observe and perform any of the obligations imposed upon the landlord under the Leases; (d) any other Default or Event of Default hereunder or under any of the other Loan Documents; (e) any assertion or allegation that an Indemnified Party is liable for any act or omission of Borrower or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Property; or (f) Environmental Matters; WITHOUT LIMITATION, THE FOREGOING RELEASES AND INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH INDEMNIFIED PARTY. HOWEVER, SUCH RELEASES AND INDEMNITIES SHALL NOT APPLY TO AN INDEMNIFIED PARTY TO THE EXTENT THAT THE SUBJECT OF THE RELEASE OR INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents; provided, however, notwithstanding anything to the contrary, in no event shall Borrower be liable for any act or occurrence, or any release, indemnity, hold harmless, or defense obligation relating thereto which first arises after the Transition Date unless such act or occurrence is caused by the actions of Borrower or Guarantor. Upon demand by an Indemnified Party, Borrower shall diligently defend any Environmental Claim which relates to the Property or is threatened or commenced against such Indemnified Party, all at Borrower’s own cost and expense and by counsel to be approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed) in the exercise of its reasonable judgment. In the alternative, Lender may elect, at any time and for any reason, to conduct its own defense through counsel selected by Lender and at the sole cost and expense of Borrower.
Section 4.15    Fees and Expenses
Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, Borrower will pay, when due, and if paid by Lender will reimburse Lender on written demand the actual third party fees and expenses of any construction inspector (if any), the title insurance company, environmental engineers, appraisers, surveyors and Lender’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Lender’s rights and remedies under any of the Loan Documents. Borrower acknowledges that Lender may receive a benefit, including a discount, credit or other accommodation, from outside counsel based on the fees such counsel may receive on account of their relationship with Lender including fees paid pursuant hereto.
In addition to and without limitation of the foregoing, Borrower shall pay to Lender at closing, a non-refundable upfront fee in an amount equal to three-quarters of one percent (0.75%) of the Loan Amount, which shall be fully earned at closing.

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Section 4.16    Appraisals
Lender may obtain from time to time an appraisal of all or any part of the Property, prepared in accordance with written instructions from Lender, from a third-party appraiser satisfactory to, and engaged directly by, Lender. The cost of one such appraisal, including any costs for internal review thereof, obtained by Lender in each calendar year and the cost of each such appraisal obtained by Lender following the occurrence of an Event of Default shall be borne by Borrower and shall be paid by Borrower within ten (10) days after receipt of written demand from Lender.
Section 4.17    Leasing and Tenant Matters
Borrower shall comply with the terms and conditions of Schedule 4 in connection with the leasing of space within the Improvements. In addition, Borrower shall deposit with Lender on the date of Borrower’s receipt thereof any and all termination fees or other similar funds paid by tenant in connection with any tenant’s election to exercise an early termination option contained in its respective Lease or otherwise at the Property (the “Termination Fee Deposit”). Lender shall have the right, in its sole and absolute discretion, to either (a) make the Termination Fee Deposit available to reimburse Borrower for Tenant Improvements and Leasing Commissions paid with respect to reletting the vacated space at the Property which shall be disbursed in accordance with the terms and conditions of Schedule 2 attached hereto, or (b) apply the Termination Fee Deposit to repay a portion of the outstanding principal balance of the Loan in accordance with Section 4 of the Note.
Section 4.18    Preservation of Rights
Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower’s business thereon or therefrom, if the failure to preserve or maintain same would cause a Material Adverse Effect.
Section 4.19    Income from Property; Distributions
Borrower shall first apply all income derived from the Property, including all income from Leases, to pay costs and expenses associated with the ownership, maintenance, operation and leasing of the Property, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose. No such income shall be distributed or paid to any member, partner, shareholder or, if Borrower is a trust, to any beneficiary or trustee, unless and until all such costs and expenses which are then due shall have been paid in full. Without prior written approval of Lender, Borrower shall not make any distributions (a) during the existence of a monetary Default, (b) following an Event of Default unless such Event of Default has been waived by Lender, or (c) during a Trigger Period; provided, that, if Borrower provided a Letter of Credit to Lender in connection with a Trigger Period, Borrower may make distributions in amounts not to exceed the amount of the Letter of Credit so long as no monetary Default exists and no Event of Default has occurred that has not been waived by Lender. Notwithstanding the foregoing sentence, Lender shall not withhold its consent to distributions by Borrower following the Event of Default that has not been waived by Lender unless (i) such distributions are prohibited under subsection (a) or (c) in the foregoing sentence, or (ii) Lender reasonably believes that the security for the repayment of the Obligations has been or will be materially impaired as a result of such Event of Default or such distribution.
Section 4.20    Representations and Warranties
Borrower shall not knowingly take any action or do anything to cause Borrower’s representations and warranties in this Agreement to be untrue or incorrect in any material respect.

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Section 4.21    Deposit Accounts; Principal Depository
Borrower shall maintain Bank of America, N.A. as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts. Without limiting the generality of the foregoing, Borrower shall maintain with Lender all deposit accounts related to the Property, including all operating accounts, any reserve or escrow accounts, any accounts from which Borrower may from time to time authorize Lender or Swap Counterparty to debit payments due on the Loan and any Swap Contracts, and any lockbox, cash management or other account into which tenants are required from time to time to pay rent. Borrower hereby grants to Lender a security interest in the foregoing accounts and deposit accounts.
Section 4.22    Reserve Deposits
Borrower shall make monthly payments in an amount estimated by Lender to pay installments of real property Taxes and insurance premiums for insurance pursuant to the terms and conditions of Section 1 of Schedule 5.
Section 4.23    Intentionally Deleted

Section 4.24    Swap Contracts
In the event that Borrower shall elect to enter into a Swap Contract with Swap Counterparty, Borrower shall comply with all of the terms and conditions of Schedule 7 with respect to all Swap Contracts.
Section 4.25    Notice to Lender
If, at any time, Borrower receives written notice, or obtains actual knowledge, that any Release or threatened Release of any Hazardous Material has occurred or will occur at the Property, or if Borrower identifies or otherwise obtains actual knowledge of any noncompliance or alleged non-compliance with any Environmental Requirement by Borrower or at the Property, or receives written notice of any threatened or pending Environmental Claim related to the Property or any event or condition which could result in an Environmental Claim, Borrower shall notify Lender immediately in writing of such circumstance and shall include a full description of all relevant information. Borrower shall, upon receipt, promptly deliver to Lender a copy of any report, audit, summary or investigation, of any kind or character, whether prepared by or on behalf of Borrower or by any other Person, related to environmental conditions at the Property or the compliance status of the Property with respect to any Environmental Requirement.
Section 4.26    Intentionally Deleted
Section 4.27    Intentionally Deleted
Section 4.28    Lender’s Rights
Subject to the limitations on entry set forth in Section 4.2, Lender shall have the right, but not the obligation, without limitation of Lender’s rights under the other Loan Documents, and at Borrower’s sole risk and expense, to enter onto the Property and/or to take, or cause to be taken, such actions as Lender deems necessary or advisable, based on a good faith, reasonable belief that Hazardous Materials exist at the Property in violation of Environmental Law, to investigate, clean up, remediate or otherwise respond to, address or correct any of the issues addressed in this Agreement. Borrower shall reimburse Lender on demand for the actual costs of any such action. Lender agrees, however, that, except in the case of an emergency, Lender will take such action only after written notice to Borrower of the circumstances and the failure by Borrower, within a reasonable period of time following receipt of such notice, to commence or diligently pursue to completion the appropriate corrective action. Lender owes no duty of care to

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protect Borrower or any other Person against, or to inform Borrower or any other Person of, any Hazardous Material or other environmental condition affecting the Property.
Section 4.29    Financial Covenants
(a)    Within sixty (60) days after the end of each calendar quarter, commencing with the calendar quarter ending on December 31, 2013 and continuing with each calendar quarter thereafter, Borrower shall deliver a Compliance Certificate to Lender, verifying (i) Borrower’s Debt Service Coverage Ratio, and (ii) if a written notice of any rent abatement or termination has been received by Borrower under any Lease affecting more than 10,000 square feet of leased space in the Improvements as a result of a co-tenancy requirement in any Lease relating to the continuation of operations of J.C. Penny or Target, the Unencumbered Liquid Assets (as defined in the Guaranty) of Guarantor.
(b)    During a Trigger Period, Borrower shall deposit Excess Cash Flow into the Cash Collateral Account within thirty (30) days of the end of each month during the Trigger Period. Notwithstanding the foregoing sentence, in lieu of depositing Excess Cash Flow into the Cash Collateral Account during a Trigger Period, Borrower shall be entitled to deposit with Lender a Letter of Credit in an amount reasonably estimated by Lender to be the projected Excess Cash Flow for the next three (3) months for the Property. If the Trigger Period continues for more than three (3) months, at the end of each three (3) month period, Borrower shall deliver to Lender an additional Letter of Credit in an amount reasonably estimated by Lender to be the Excess Cash Flow for the upcoming three (3) month period. Upon the expiration of a Trigger Period, and provided that no Default or Event of Default exists under the Loan, any amounts held in the Cash Collateral Account and any Letter of Credit delivered to Lender as provided in this Section shall be promptly released to Borrower. During the continuance of an Event of Default, Lender may apply the amounts held in the Cash Collateral Account to the Obligations, or draw on any Letter of Credit delivered to Lender to apply to the Obligations.

Article V
Negative Covenants

Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 5.1    Conditional Sales
Borrower shall not incorporate in the Improvements any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of Lender.
Section 5.2    Insurance Policies and Bonds
Borrower shall not do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with any construction at the Property, including any construction of tenant improvements.
Section 5.3    Additional Debt
Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan, and (b) advances or trade debt or accrued expenses incurred in the ordinary course of business of operating the Property. No other debt may be secured by the Property, whether senior, subordinate or pari passu.

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Section 5.4    Intentionally Omitted
Section 5.5    Commingling; Transfers of Ownership of Borrower
Borrower shall not commingle the funds and other assets of Borrower with those of any Affiliate or any other Person. Other than Permitted Transfers, there shall not be sold, pledged, encumbered, assigned, transferred or otherwise disposed of, voluntarily or involuntarily, by operation of law or otherwise, any direct or indirect interest in Borrower or the Property without the prior written consent of Lender.

Article VI
Events of Default

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:
Section 6.1    Payment Default
Borrower fails to pay any Obligation under this Agreement within five (5) days of when due; provided, that two (2) times during any twelve (12) month period, Lender shall provide written notice to Borrower of Borrower’s failure to pay, and Borrower shall have five (5) days to cure such failure. Notwithstanding anything herein to the contrary, there is no grace or notice period for amounts due upon acceleration of the Loan or at the maturity of the Loan.
Section 6.2    Default Under Other Loan Documents
An Event of Default (as defined therein) occurs under the Note or the Deed of Trust or any other Loan Document, or Borrower or Guarantor fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents (within any applicable grace or cure period).
Section 6.3    Accuracy of Information; Representations and Warranties
Any information contained in any financial statement, schedule, report or any other document delivered by Borrower, Guarantor or any other Person to Lender in connection with the Loan proves to have been knowingly false or incorrect when made or disclosed by Borrower or Guarantor, or Borrower, Guarantor or any other Person shall have knowingly failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be false or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement, and in any such case, which to the extent curable, is not cured within twenty (20) days after Lender delivers Notice thereof to Borrower.
Section 6.4    Deposits
Borrower fails to deposit funds with Lender, in the amount requested by Lender, pursuant to the provisions of Section 4.6, within ten (10) days from the effective date of a Notice from Lender requesting such deposit, or Borrower fails to deliver to Lender any Condemnation Awards or Insurance Proceeds within ten (10) days after Borrower’s receipt thereof.
Section 6.5    Insurance Obligations

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Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 4.4; provided that Lender shall provide notice and a three (3) day period to cure any failure to deliver insurance certificates as and when required.
Section 6.6    Other Obligations
Borrower fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Lender to Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Lender.
Section 6.7    Damage to Improvements
The Improvements are substantially damaged or destroyed by fire or other casualty and Lender determines that the Improvements cannot be restored in accordance with the terms and provisions of this Agreement and the Deed of Trust; provided, that, Borrower shall have a period of sixty (60) days to provide evidence that Borrower has sufficient funds to restore, and will commence immediately with restoration of, the Improvements or to repay the Loan in full.
Section 6.8    Intentionally Deleted
Section 6.9    Mechanic’s Lien
A lien for the performance of work or the supply of materials filed against the Property, or any stop notice served on Borrower, any contractor of Borrower, or Lender, remains unsatisfied or unbonded for a period of thirty (30) days after Borrower receives written notice of such filing or of such stop notice.
Section 6.10    Bankruptcy
Borrower, Managing Member, or Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against Borrower, Managing Member, or Guarantor and such involuntary bankruptcy petition continues undismissed for a period of ninety (90) days after the filing thereof.
Section 6.11    Appointment of Receiver, Trustee, Liquidator
Borrower, Managing Member or Guarantor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of Borrower, Managing Member, Guarantor, the Property, or all or substantially all of the other assets of Borrower, Managing Member or Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of Borrower, Managing Member, Guarantor, the Property, or all or substantially all of the other assets of Borrower, Managing Member or Guarantor; provided, that, if there is an ex parte appointment of a receiver, trustee or liquidator of Borrower, Managing Member, Guarantor, the Property, or all or substantially all of the other assets of Borrower, Managing Member or Guarantor, there shall be a sixty (60) day period to get the same dismissed.
Section 6.12    Intentionally Deleted
Section 6.13    Judgment

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A final nonappealable judgment for the payment of money involving more than $100,000.00 is entered against Borrower or involving more than $500,000.00 is entered against Guarantor, and Borrower or Guarantor fails to discharge the same, or fails to cause it to be discharged or bonded off to Lender’s satisfaction, within thirty (30) days from the date of the entry of such judgment.
Section 6.14    Dissolution; Change in Business Status
Unless it is a Permitted Transfer or the written consent of Lender is previously obtained, all or substantially all of the business assets of Borrower, Managing Member or Guarantor are sold, Borrower or Managing Member is dissolved, or there occurs any change in the form of business entity through which Borrower, Managing Member or Guarantor presently conducts its business or any merger or consolidation involving Borrower, Managing Member or Guarantor.
Section 6.15    Default Under Other Indebtedness
Borrower or Guarantor fails to pay any indebtedness (other than the Loan) owed by Borrower or such Guarantor to Lender when and as due and payable beyond any applicable cure periods (whether by acceleration or otherwise).
Section 6.16    Intentionally Deleted
Section 6.17    Change in Controlling Interest
Borrower violates the terms of Section 5.5 of this Agreement.
Section 6.18    Material Adverse Effect
In the reasonable opinion of Lender, a Material Adverse Effect has occurred
Section 6.19    Default Under Major Lease
A material default occurs under the Major Lease that could cause a termination and activate a Trigger Period, which is not cured within any applicable notice and cure period (if any) provided in such Lease, and an Approved Lease with a replacement tenant acceptable to Lender has not been executed within twelve (12) months following the default under the Major Lease; provided, however, in the event that the applicable default in question is a default by the tenant under a Major Lease, the twelve (12) month time period referenced above shall not commence until forty-five (45) days after such tenant has failed to cure the applicable default under its lease.
Section 6.20    Financial Covenants
Failure to satisfy the delivery requirements of the financial covenants set forth in Section 4.29 of this Agreement; provided, that, two (2) times during any twelve (12) month period, Lender shall provide notice to Borrower of Borrower’s failure to comply with the delivery requirements of Section 4.29 following which Borrower shall have five (5) days to remedy such failure.

Article VII
Remedies on Event of Default

Section 7.1    Remedies on Event of Default

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Upon the occurrence of any Event of Default and unless such Event of Default has been waived in writing, Lender shall have the right, in addition to any other rights or remedies available to Lender under the Deed of Trust or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:
(k)    Lender may accelerate all of Borrower’s Obligations under the Loan Documents, whether or not matured and regardless of the adequacy of any other collateral securing the Loan, whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Borrower), excepting only notices expressly set forth in this Agreement.
(l)    Lender may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.
(m)    To the extent permitted under applicable Law, Lender may set off the amounts due to Lender under the Loan Documents, whether or not matured and regardless of the adequacy of any other collateral securing the Loan, against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.
(n)    Lender may enter into possession of the Property and perform any and all work and labor necessary to complete any construction at the Property, including any construction of tenant improvements, and to employ watchmen to protect the Property and the Improvements. All sums expended by Lender for such purposes shall be deemed to have been advanced to Borrower under the Note and shall be secured by the Deed of Trust. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest and cannot be revoked, to complete the work in the name of Borrower, and hereby empowers said attorney or attorneys, in the name of Borrower or Lender:
(i)    To use any funds of Borrower including any balance which may be held by Lender and any funds (if any) which may remain unadvanced hereunder for the purpose of completing any construction, including any construction of tenant improvements, whether or not in the manner called for in the applicable plans and specifications;
(ii)    To make such additions and changes and corrections to any plans and specifications as shall be necessary or desirable in the judgment of Lender to complete any construction, including any construction of tenant improvements;
(iii)    To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose;
(iv)    To pay, settle or compromise all existing bills and claims which are or may be liens against the Property, or may be necessary or desirable for the completion of the work or the clearance of title to the Property;
(v)    To execute all applications and certificates which may be required in the name of Borrower;
(vi)    To enter into, enforce, modify or cancel Leases and to fix or modify Rents on such terms as Lender may consider proper;

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(vii)    To file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender in its sole and absolute discretion may consider necessary or desirable to protect its security;
(viii)    To prosecute and defend all actions or proceedings in connection with any construction at the Property, including any construction of tenant improvements, and to take such actions and to require such performance as Lender may deem necessary; and
(ix)    To do any and every act with respect to any such construction which Borrower may do in its own behalf.
(o)    Lender may exercise any and all other rights and remedies under this Agreement, the Loan Documents or at Law, equity or otherwise.
Without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code (Title 11 of the United States Code, as in effect from time to time), any obligation of Lender to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts payable hereunder and under the Note and other Loan Documents shall automatically become due and payable, in each case without further act of Lender.
Section 7.2    No Release or Waiver; Remedies Cumulative and Concurrent
Borrower shall not be relieved of any Obligation by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on the Property under the Deed of Trust or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Deed of Trust following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower or the Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender. All notice and cure periods provided in this Agreement or in any Loan Document shall run concurrently with any notice or cure periods provided by Law.

Article VIII
Miscellaneous

Section 8.1    Further Assurances; Authorization to File Documents
At any time, and from time to time, upon request by Lender, Borrower will, with each party paying for its own expenses, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the reasonable opinion of Lender, be necessary

TERM LOAN AGREEMENT (RCA Tiffany Springs)    Page 20

or desirable in order to complete, perfect or continue and preserve the lien of the Deed of Trust. Following an Event of Default and for so long as Lender has not waived same, upon any failure by Borrower to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Deed of Trust, and Borrower ratifies any such filings made by Lender prior to the date hereof. In addition, at any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to verify Borrower’s identity and background in a manner satisfactory to Lender.
Section 8.2    No Warranty by Lender
By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Agreement, including any certificate, Survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.
Section 8.3    Standard of Conduct of Lender
Except as expressly provided in this Agreement or any other Loan Documents, nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents.
Section 8.4    No Partnership
Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.
Section 8.5    Severability
In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
Section 8.6    Authorized Signers

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Lender is authorized to rely upon the continuing authority of the Authorized Signers to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the submission of draw requests and the selection of interest rates. Such authorization may be changed only upon written notice addressed to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Business Days (as defined in the Note) following receipt thereof by Lender.
Section 8.7    Notices
All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
The address and fax number of Borrower are:

ARC TSKCYMO001, LLC
c/o American Realty Capital
405 Park Avenue, 15th Floor
New York, New York 10022
Attention: General Counsel
Facsimile No.: (212) 421-5799

With a copy to:

c/o American Realty Capital
405 Park Avenue, 15th Floor
New York, New York 10022
Attention: Chief Financial Officer
Facsimile No.: (212) 421-5799

With a copy to:

Condon Thornton Sladek Harrell PLLC
8080 Park Lane, Suite 700
Dallas, Texas 75231
Attention: William Sladek, Esq.
Facsimile No.: (214) 691-6311

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The address and fax number of Lender are:

Bank of America, N.A.
901 Main Street, 20th Floor
Dallas, Texas 75202
Attn: CREB Loan Administration
Facsimile: (214) 209-1571
With a copy to:

Jackson Walker L.L.P.
901 Main Street, Suite 6000
Dallas, Texas 75202
Attn: Debbie A. Robinowitz
Facsimile: (214) 661-6686
Section 8.8    Permitted Successors and Assigns; Disclosure of Information
(a)    Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.
(b)    Except to the extent permitted under this Agreement, Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.
(c)    Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Each of Borrower and Lender will pay its own expenses in connection with the preparation and the closing of such assignment and/or participation; provided, that, Borrower shall not be obligated to draft documentation on behalf of Lender. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, any of Borrower’s principals or Guarantor, to any actual or prospective assignee or participant, to Lender’s Affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to any regulatory body having jurisdiction over Lender to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, or to any other party, each only as necessary or appropriate in Lender’s reasonable judgment for purposes of selling or administering the Loan or interests therein. Lender shall use commercially reasonable efforts to keep any and all non-public information delivered to Lender by or on behalf of Borrower and/or Guarantor confidential and shall only disclose or deliver information that is not otherwise available to the general public to the foregoing Persons, or other Persons, under the agreement that such information be and remain confidential.

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(d)    Lender may at any time, at its sole cost and expense, pledge or assign all or any portion of its rights under the Loan Documents, which evidence and/or secure the Loan, including under the Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Lender from its obligations under any of the Loan Documents, which evidence and/or secure the Loan.
Section 8.9    Modification; Waiver
None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.
Section 8.10    Third Parties; Benefit
All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.
Section 8.11    Rules of Construction
The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.
Section 8.12    Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.
Section 8.13    Publicity
Any news releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Borrower, Guarantor or any of their Affiliates shall only be made after the date that Borrower or Guarantor first publishes its news release or other media release intended to reach the general public announcing the financing evidenced by the Loan Documents. Subject to the foregoing sentence, Borrower expressly authorizes Lender, at its sole cost and

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expense, to prepare and to furnish to the news media for publication from time to time news releases with respect to Lender’s involvement with the financing of the Property in general terms (without identifying the specific name of Borrower, Managing Member, Guarantor or any of their Affiliates unless approved by such Person, or any specific economic details other than Loan amount).
Section 8.14    Governing Law
This Agreement shall be governed by and construed, interpreted and enforced in accordance with the Laws of the State.
Section 8.15    Time of Essence
Time shall be of the essence for each and every provision of this Agreement of which time is an element.
Section 8.16    Electronic Communications
(a)    Electronic Transmission of Data Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their Affiliates and other Persons involved with the subject matter of this Agreement.
(b)    Borrower Controlled Websites Borrower may elect to deliver documentation required pursuant to the Closing Checklist or Schedule 2 hereof electronically, and if so delivered, such documentation shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Borrower’s signature page to this Agreement; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which Lender has access (whether a commercial, third-party website or whether sponsored by Lender; provided that: (i) Borrower shall deliver paper copies of such documents to Lender upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Lender, and (ii) Borrower shall notify Lender (by facsimile or electronic mail) of the posting of any such documents and provide to Lender by electronic mail electronic versions (i.e., soft copies) of such documents. Borrower agrees that in the event that Borrower would like to update or revise a document previously posted to the Borrower controlled website, Borrower shall notify Lender (by facsimile or electronic mail) that such document has been revised and an updated version has been posted.
(c)    Assumption of Risks; Indemnification Borrower acknowledges and agrees that (i) there are risks associated with the use of electronic transmission and Borrower controlled websites and that Lender does not control the method of transmittal, the service providers or the operational or technical issues that could occur; (ii) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such electronic transmission of data or Borrower controlled website, or any operational or technical issues that may occur with the electronic transmission of data or the Borrower controlled website excepting only the gross negligence and/or willful misconduct of Lender, its Affiliates and/or their agents or employees; and (iii) EXCEPTING THE GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT OF LENDER, ITS AFFILIATES, AND/OR THEIR AGENTS OR EMPLOYEES, BORROWER WILL RELEASE, HOLD HARMLESS AND INDEMNIFY LENDER FROM ANY CLAIM, DAMAGE OR LOSS, INCLUDING THAT ARISING IN WHOLE OR PART FROM LENDER’S STRICT LIABILITY OR SOLE, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE, WHICH IS RELATED TO THE ELECTRONIC TRANSMISSION OF DATA OR THE BORROWER CONTROLLED WEBSITE.
Section 8.17    Forum

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Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement or in which any of the Property is located may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.
Section 8.18    WAIVER OF JURY TRIAL
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE MORTGAGE, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
EACH PARTY HERETO HEREBY:
(a)    CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;
(b)    ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS;
(c)    CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE;
(d)    AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED;
(e)    AGREES THAT BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND
(f)    REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL

TERM LOAN AGREEMENT (RCA Tiffany Springs)    Page 26

COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
Section 8.19    USA Patriot Act Notice
Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligation under “know your customer” and anti-money laundering rules and regulations, including the Act.
Section 8.20    Entire Agreement
The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the date first above written.
BORROWER:

ARC TSKCYMO001, LLC,
a Delaware limited liability company

By:     /s/ Jesse C. Galloway
Name:     Jesse C. Galloway
Title:     Authorized Signatory

LENDER:

BANK OF AMERICA, N.A.,
a national banking association

By:     /s/ Shane M. Bowen
Name:     Shane M. Bowen
Title:     Senior Vice President

TERM LOAN AGREEMENT (RCA Tiffany Springs)    Signature Page